                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated May 21, 1999 on the combined consolidated financial statements of Starwood Hotels & Resorts Worldwide, Inc. Gaming Operations To Be Sold to Park Place Entertainment Corporation and included in Park Place Entertainment Corporation's Form 8-K filed on July 20, 1999 and to all references to our Firm included in or made a part of this Amendment No. 1 to the Form S-4 registration statement (File No. 333-86107).


                                                         ARTHUR ANDERSEN LLP


New York, New York
September 20, 1999